Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 8, 2013 (except for Note 1 and Note 11, as to which the date is January 24, 2014) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-193528) and related Prospectus of Athlon Energy Inc. incorporated by reference in this Registration Statement (Form S-1MEF).

/s/ ERNST & YOUNG LLP

Fort Worth, Texas
February 6, 2014